UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

WidePoint Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11250 Waples Mill Road, South Tower 210, Fairfax, Virginia	22030
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.001 par value per share	WYY	NYSE American

Item 1.01 Entry into a Material Definitive Agreement

On June 24, 2026,WidePoint Corporation (NYSE American: WYY), a leading provider of Secure Mobility Management solutions, was selected as the single awardee of the Department of Homeland Security's (DHS) Cellular Wireless Managed Services (CWMS) 3.0 contract, a 10-year Indefinite Delivery, Indefinite Quantity (IDIQ) contract consisting of a one-year base period and nine one-year option periods with a contract ceiling value of approximately $3.1 billion.  Under the CWMS 3.0 award, WidePoint will deliver and manage an integrated portfolio of solutions that support lifecycle management, connectivity, security, and operational requirements across all DHS components.  The agreement contains customary terms and conditions for a government contract, including compliance, confidentiality, indemnification, and termination provisions.  The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which will be filed with the company’s next periodic report and is incorporated herein by reference.

On June 25, 2026, WidePoint Corporation (the “Company”) issued a press release announcing the award of the Department of Homeland Security's (DHS) Cellular Wireless Managed Services (CWMS) 3.0 contract, which press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01(d) Financial Statements and Exhibits.

Exhibit 99.1	Press Release
104	104 Page Interactive Data File (embedded within the Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

Date: June 25, 2026	/s/ Jin Kang
Jin Kang
Chief Executive Officer

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